Active Power Begins New Business Model to Support Monetization of Intellectual Property and Create Long-Term Stockholder Value

Company Changes Name to P10 Industries
Following Completion of Asset Sale

AUSTIN, Texas (Nov. 19, 2016) – Active Power (NASDAQ: ACPW) today announced it is changing its name to P10 Industries, Inc., following the previously disclosed sale of substantially all of its operating assets and liabilities to Piller Power Systems, Inc. (formerly known as Piller USA, Inc.), a subsidiary of Langley Holdings PLC.

With the disposition now complete, P10 seeks to maximize long-term stockholder value through the monetization of non-core intellectual property assets not purchased by Piller and acquiring well managed, profitable businesses. The company’s patent portfolio includes innovative thermal and compressed air storage technology, which can and has been used in critical backup power applications, for example. For more information regarding P10’s patent portfolio, visit www.p10industries.com/patent-licensing.

“We are announcing a significant milestone in our evolution today,” said Mark A. Ascolese, who is continuing with the company as president and CEO of P10. “With completion of the sale to Langley behind us, we will focus on monetizing our non-core patents and acquiring and operating profitable businesses. We are aiming to raise additional capital to support our ongoing working capital needs and acquisition strategy by the end of 2016. This capital should enable us to strengthen our balance sheet, aggressively market and generate value from our patents and begin acquiring well managed businesses, ultimately leading to greater shareholder value.”

P10 anticipates its stock will begin trading on the OTC Pink Market, which is operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities, on Dec. 1, 2016. P10 will trade its common stock under its new trading symbol “PIOI.” The company intends to issue unaudited financial and operational summaries on a quarterly basis and audited financial statements on an annual basis.

About P10 Industries, Inc.
P10 Industries is a public company led by proven, experienced business leaders aimed at monetizing highly valued intellectual property assets and acquiring profitable businesses in the commercial and industrial markets to generate profit and positive cash flows, ultimately creating long-term shareholder value. P10’s current business commenced on November 19, 2016, following completion of an asset acquisition of its Active Power assets by Piller Power Systems, Inc. (formerly known as Piller USA, Inc.), a subsidiary of Langley Holdings PLC. Active Power changed its name to P10 Industries pursuant to the terms of the acquisition agreement. For more information, visit www.p10industries.com.

The P10 Industries logo is a trademark of P10 Industries.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by references to future periods, and include, without limitation, statements we make regarding:

•	our ability to create and maximize stockholder value;

•	our ability to raise additional capital;

•	the timing of any capital raise;

•	our ability to identify and acquire profitable businesses at a reasonable price; and

•	our ability to monetize our intellectual property assets.
Actual results and the outcomes of future events could differ materially from those expressed or implied by these forward-looking statements because of a number of risks and uncertainties, including: financial results that may vary significantly from quarter to quarter due to our inability to monetize our non-core intellectual property assets or acquire businesses; our ability to obtain sufficient working capital to fund our operations; significant competition; and our ability to raise capital as needed to support the business.

P10 Press and Investor Contact:
Jay Powers
CFO and Vice President, Finance
jpowers@p10industries.com